Second Quarter 2023 Earnings Presentation July 19, 2023 Exhibit 99.2

Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of the management of Equity Bancshares, Inc. (“Equity”, “we”, “us”, “our, “company”) with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue. NON-GAAP FINANCIAL MEASURES  This presentation contains certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation.  Numbers in the presentation may not sum due to rounding.

Committed to our Entrepreneurial Spirit Our Company Equity Bancshares, Inc. NYSE: EQBK Start-Up: 2002 - 2007 Brad Elliott, Chairman and CEO, founded Equity Bancshares, Inc. in 2002. Completed 5 branch or whole bank acquisitions Opened 2 branches in Missouri Growth: 2008 - 2016 Opened branches in Lees Summit & Overland Park, Kansas Acquired Ellis State Bank $8.8MM of TARP issued and repaid with SBLF $20.0MM Capital Raise Purchased 4 branches from Citizens Bancshares (Topeka) $20.4MM Capital Raise Acquired First Community Bancshares Rationalized branch map, 3 closures, 1 opening Acquired First Independence and Community First $35.4MM private placement capital raise Scale: 2017-2023 Acquired Prairie State, Patriot Bank, and Eastman Acquired Kansas Bank Corporation, Adams Dairy Bank, and City Bank & Trust Launched Equity Trust & Wealth Management Completed $75MM subordinated debt issuance Acquired Almena State Bank, 3 branches from Security Bank, and American State Bancshares Originated $650 million of PPP Rationalized branch map, sold 4 branches

Our Value Proposition Market Diversification and Strategy for Growth Experienced and Invested Management Team Conservative Credit Culture and Effective Risk Management and Mitigation Robust Funding Capacity, Anchored by a Diverse, Low-Cost Deposit Base Focus on Efficient Performance Throughout our Diversified Business Lines

Brad Elliott Eric Newell Chairman & CEO Years in Banking: 34 Chief Financial Officer Years in Banking: 21 Founded Equity Bank in 2002 2018 EY Entrepreneur of the Year National Finalist 2014 Most Influential CEO, Wichita Business Journal Served as CFO at United Bank in Hartford, CT ($7.3B assets) Served as CFO and head of Treasury at Rockville Bank, Glastonbury, CT. Rick Sems Julie Huber President Years in Banking: 23 EVP, Strategic Initiatives Years in Banking: 33 Joined Equity Bank as President in June 2023 Served as Chief Banking Officer of First Bank St. Louis Former President & CEO of Reliance Bank Served in variety of leadership roles in her time at Equity Bank Brett Reber John Creech EVP, General Counsel Years in Law: 35 EVP, Chief Credit Officer Years in Banking: 20 Prior to joining Equity Bank, practiced law for 30 years with Wise & Reber, L.C. Previously served as Chief Credit Policy and Administration Officer for Synovus Bank Hetal Desai Ann Knutson EVP, Chief Risk Officer Years in Banking: 23 EVP, Chief Human Resources Officer Years in Banking: 15 Previously served in a variety of risk management leadership positions for JP Morgan Chase, State Street Corporation and Santander Previously served in human resource leadership positions at Bank Five Nine and Summit Credit Union. Strong Senior Leadership Team

Long Term Key Strategic Objectives Grow Tangible Book Value Maximize Risk Adjusted Return on Assets Efficiently grow core earnings Effectively deploy capital through share repurchases, dividends and whole bank M&A while maintaining strong capital ratios Re-mix cash flows into higher yielding instruments funded with low-cost core deposits Achieve 15% + ROATCE & 1.5% PTPP ROA Offer Best-in-Class Banking Products And Services Drive Organic Fee Income Generation Invest in people, systems, and technology Tailor products to meet customers needs Deliver services through high quality, relationship-based delivery channels Optimize revenue composition with 30% fee income to total revenue Explore diversification of earnings through strategic acquisitions of fee-based revenue businesses

Net Income $11.5M Diluted EPS $0.74 Total Deposits $4.2B Gross Loans $3.3B Balance sheet strength through market adversity Net Interest Margin of 3.38% Loan yield of 6.34% Cost of interest-bearing liabilities of 2.42% Non-Brokered Deposit growth of $46.0 million, or 4.7% annualized Diluted EPS of $0.74 Net Income of $11.5 million Total revenue of $46.4 million ROAA of 0.91%, PTPP ROAA of 1.05%(1), ROATCE of 13.55%(1) TCE / TA of 7.06%(1), TCE excluding AOCI / TA of 9.06%(1) Non-GAAP financial measure. Refer to the non-GAAP reconciliation at the end of this presentation. Q2 2023 Financial Highlights

Net Income Drivers Net Interest Income Net interest income totaled $39.4 million in the second quarter, up 319 thousand from the first quarter, driven by an increase in average earning assets Noninterest Income During the quarter we recognized a loss of $1.3 million from a repositioning of $50.6 million from our investment portfolio into higher yielding earning assets. When removing the securities loss, as well as adjusting for a one-time BOLI benefit during quarter 1, noninterest income was up approximately $500 thousand. Noninterest Expense Noninterest expenses totaling $33.1 million were relatively flat from linked quarter. One-time benefits realized in the salary line items were offset by inflationary pressures in data processing systems, as well as increased professional fees. Drivers of Net Income Change Period over Period Net Income Walk

Return on Tangible Common Equity(1) Efficiency Ratio(1) Non-GAAP financial measure. Refer to the non-GAAP reconciliation at the end of this presentation. Pre-Tax, Pre-Provision ROAA(1) TCE / TA excluding AOCI(1) Performance Metrics

Quarterly Results Excludes the impact of net gain on acquisition and branch sales and net gain / (loss) on securities transactions. Including these balances in the first, second, third, fourth quarter 2022 and first quarter 2023 results would be $9,022, $9,637, $8,969, $8,329 and $9,089 respectively (1) Revenue Trends

Key Net Interest Income Drivers Noninterest-Bearing Deposits Noninterest-bearing deposits constitute 23% of total deposits. Loan Yield Loan yield is up 40bps linked quarter, as we continue to originate higher yielding credits and benefit from repricing of adjustable rates. Rate Protection Proactive effort to book variable rate assets subject to floor levels. Repositioning of Investment Portfolio Cash Flow The Bank will continue to pursue re-mixing investment portfolio cash flows into higher yielding loans. Cost of Deposits Cost of interest-bearing deposits increased 41bps in the quarter. Excess Liquidity Excess on balance sheet liquidity was net interest income neutral but was a drag on net interest margin. Net Interest Income Period over Period Adjusted Second Quarter NIM Net Interest Income

Yield Analysis Cumulative Betas Cost Analysis 4Q ‘21 3Q ‘22 4Q ‘22 1Q ‘23 2Q ‘23 Average FF Rate 0.08% 2.20% 3.65% 4.51% 4.99% Loans 34% 34% 36% 40% Deposits 11% 16% 25% 30% Yield / Cost Components

0.20% 0.41% 0.76% 1.31% 1.64% Strong Core Deposit Franchise Core deposits excludes time deposits > $100K. Dollars in millions. Current Deposit Composition Core Deposits(1) / Total Deposits Trending Deposit Composition & Loan to Deposit Ratio Cost of Deposits

Diversified Loan Portfolio 5.94% 5.59% 5.09% 4.59% For financial statement reporting, management considers other factors in addition to purpose when assessing risk and identifying reporting classes. As such, the above is not intended to reconcile to the Company’s loan disclosures within the applicable financial statement. Composition excludes the impact of PPP loans as of each applicable date. 6.34% QTD Loan Yield

Asset Quality Trends – Annual Includes loans 90+ days past due which are not highlighted in the table. Excludes Bank owned branch assets, totaling $4.2M, classified as Other Real Estate Owned within the Statements of Condition. (1) (2) Nonperforming Assets Net Charge-Offs (NCO) / Average Loans Total Reserve Ratio Classified Assets

Asset Quality Trends - Quarterly Includes loans 90+ days past due which are not highlighted in the table. Excludes Bank owned branch assets, totaling $4.2M, classified as Other Real Estate Owned within the Statements of Condition. (1) (2) Nonperforming Assets Net Charge-Offs (NCO) / Average Loans Total Reserve Ratio Classified Assets

Loan Classification ACL Loans ACL / Loans (%) Commercial Real Estate 16,652 1,764,460 0.94% Commercial & Industrial 15,194 583,664 2.60% Residential Real Estate 8,855 560,389 1.58% Agricultural Real Estate 583 202,317 0.29% Agricultural 1,289 104,510 1.23% Consumer 1,971 107,330 1.84% Total 44,544 3,322,670 1.34% ACL intra-quarter movement Allowance for Credit Loss (ACL)

We believe the structure in the portfolio outperforms peers through the cycle Portfolio average life is shorter than peer; effective duration equal to peer and hard final maturities of our bullet investments provide guaranteed cash flow Portfolio is fully extended; future cash flow expected to be little affected by higher rates Current weighted average life: 5.2 years; effective duration: 4.2 years Investment Portfolio Strategy Environment Shift: 2020 -> 2023 As we began 2020, investment portfolio was over 80% Agency MBS and CMOs As rates collapsed, the majority of the portfolio prepaid, leaving the bank with hundreds of millions in cash needed to be reinvested in the worst rate environment in history Private Label Mortgage Portfolio Predominantly front cash flow tranches of 30-year mortgage pools. Modeled to have 5-year average life 14% of investment portfolio but 20% of cash flow Barbell Strategy Private label front-load is combined with longer bullet investments in the 8-to-10-year part of the curve, encouraged by low short to medium term yields with a steep curve in 2021 Provided similar yields to Agency MBS options without similar extension risk Agency MBS virtually uninvestable in 2021; choice between 1.5%-2.0% coupons or 2.5%+ coupons with prepayments outpacing amortization of premium Current Investment Portfolio Mix Investment Portfolio Thesis

Non-GAAP financial measure. Refer to the non-GAAP reconciliation at the end of this presentation. Tangible book value per share(1) increased $0.12 in Q2 2023 Tangible Book Value

Capital Management

The Company's capital ratios are comfortably above well capitalized levels as of 6/30/2023

Capital Ratio	Regulatory Well Capitalized	Equity Bancshares, Inc	Equity Bank
Common Equity Tier 1 Ratio (CET 1)	7.0%	12.23%	14.33%
Tier 1 Capital Ratio	8.5%	12.84%	14.33%
Total Risk Based Capital Ratio	10.5%	15.96%	15.54%
Leverage Ratio	5.0%	9.54%	10.65%
Tangible Common Equity Ratio (non-GAAP)(1)	----	7.06%	---

2023 Capital Management Actions

- Q1 2023 Dividend Declared - $0.10 per share
- Q2 2023 Dividend Declared - $0.10 per share

- Received Board approval and Regulatory non-objection for a 1 million share repurchase plan beginning 10/1/2022.
- Repurchased 320 thousand shares in the first quarter at a weighted average price of $29.97
- Repurchase 349 thousand shares in the second quarter at weighted average price of $23.39

(1) As of June 30, 2023, the tangible common equity ratio is being negatively impacted by $110.2 million in accumulated other comprehensive income. Adjusting for this decline in fair value, which management views as temporary, would result in a Tangible Common Equity Ratio of 9.06%.

Capital Management Strategy

Capital Targets

EQBK establishes capital targets based on the following objectives:

- ✓ Maintain designation as a "well capitalized" institution under fully phased-in Basel III regulatory definitions
- ✓ Ensure capital levels are commensurate with the Company's risk profile and strategic plan

Capital Management Priorities

- ✓ Support organic growth
- ✓ Dividend payout ratio targeted at 10-20%
- ✓ Common stock repurchases
- ✓ Merger & acquisition activity

Excess Capital Deployment

EQBK's Tangible Common Equity Ratio target is 8.5(1)%;

TCE above 8.5% is considered excess capital assuming "well capitalized" regulatory capital ratios are maintained. Deployment of capital ideally has less than a 3-year tangible book value earnback using the crossover method;

Excess capital can be deployed for:

- ✓ Share repurchases,
- ✓ Higher shareholder dividends, and/or
- ✓ Acquisitions

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Outlook on Key Business Drivers Continued uncertainty of inflation, supply chain disruption and input cost escalation. Focus on continued balance sheet strength and security while continuing to pursue growth. NOTE: Figures presented in this outlook represent forward-looking statements and are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Please see Special Note Concerning Forward-Looking Statements. Excluding Net Loss on Securities Transactions of $1.3 million Representative of year-to-date effective tax rate Outlook excludes excess on balance sheet liquidity expected to be net interest income neutral Key Driver Q2’23 Outlook Q2’23 Results Q3’23 Outlook FY’23 Outlook Average Deposits $4,200-4,300M $4,204M $4,200-4,300M $4,200-4,300M Average Loans $3,325-3,375M $3,337M $3,325-3,375M $3,350-$3,450M Average Earning Assets(3) $4,575-4,625M $4,578M $4,575-4,675M $4,600-$4,700M Net Interest Margin(3) 3.45-3.55% 3.45% 3.45-3.55% 3.40-3.50% Non-Interest Income(1) $7.75-8.25M $8.27M $7.75-8.25M $32-36M Non-Interest Expense $32-35M $33.13M $32-35M $132-136M Effective Tax Rate(2) 14-16% 14.46% 14-16% 14-16% Consideration & Expectations

Focus Variables for Outlook & Forecast Economic Environment Business activity creates opportunity for lending and deposit growth. Pandemic response and resolution will be significant driver. Customer Needs Directly related to credit quality as well as trust in our business. Stimulus efforts and associated effect may have significant impact. Cost Of Funding Impacts rates on our product offerings and applies pressure to earnings. Must be able to manage cost and profit yields effectively. Competitive Market Providing customers with rates and services that are competitive with our peers. Irrational operators may have short term impact on opportunities. Investment Opportunities Growth strategy must be flexible to the other variables that affect our investment options. Political Environment U.S. politics affect banking regulations, international relationships, tax policies and more. Our outlook requires clarity around certain variables, including:

Our Markets Missouri 10 counties 16 branches Rank Institution Deposits ($mm) Market Share ( % ) Branches 1 UMB Financial Corp. $20,932 41.47 20 2 Commerce Bancshares Inc. 6,994 13.86 21 3 U.S. Bancorp 2,672 5.29 27 4 Bank of America Corp. 2,524 5.00 14 5 Central Banco. Inc. 2,296 4.55 29 6 NASB Financial Inc. 1,047 2.07 7 7 National Bank Holdings Corp. 1,021 2.02 10 8 Equity Bancshares Inc. 957 1.90 16 9 Dickinson Financial Corp. II 580 1.68 9 10 CCB Financial Corp. 748 1.48 9 Top 10 Banks $40,042 79.32 162 All Institutions in Market $50,479 100.0 319 Kansas 21 Counties 37 branches Source: S&P Market Intelligence. Equity Bancshares, Inc. pro forma operating market reported above includes all bank locations and counties in which Equity operates Rank Institution Deposits ($mm) Market Share ( % ) Branches 1 Bank of America Corp. $6,834 10.36 23 2 Capitol Federal Financial Inc. 6,031 9.14 46 3 INTRUST Financial Corp. 5,767 8.74 27 4 Commerce Bancshares Inc. 4,401 6.67 27 5 U.S. Bancorp 3,641 5.52 22 6 CrossFirst Bankshares Inc. 2,633 3.99 3 7 Equity Bancshares Inc. 2,390 3.62 37 8 Fidelity Financial Corp. 1,987 3.01 13 9 Emprise Financial Corp. 1,900 2.88 26 10 UMB Financial Corp. 1,849 2.80 15 Top 10 Banks $37,435 56.74 239 All Institutions in Market $65,972 100.0 686

Our Markets

Oklahoma

Kay | Texas | Tulsa
9 branches

Rank	Institution	Deposits ($mm)	Market Share (%)	Branches
1	BOK Financial Group	$10,898	33.23	21
2	Arvest Bank Group, Inc.	2,605	7.94	21
3	Bank of America Corp	2,118	6.46	11
4	Midland Financial Corp	1,228	3.74	10
5	JPMorgan Chase & Co.	1,185	3.61	9
6	BancFirst Corp.	1,118	3.41	11
7	Prosperity Bancshares Inc.	1,087	3.31	10
8	Mabrey Bancorp. Inc.	1,034	3.15	7
9	RCB Holding Co.	1,004	3.06	10
10	First Oklahoma Holdings Inc.	806	2.46	2
13	**Equity Bancshares Inc.**	**553**	**1.75**	**8**
	Top 10 Banks	$23,083	70.38	112
	All Institutions in Market	$32,796	100.0	224

Arkansas

Benton | Boone | Carroll
5 branches

Rank	Institution	Deposits ($mm)	Market Share (%)	Branches
1	Arvest Bank Group Inc.	$5,254	47.81	28
2	First National Bancorp Inc.	565	5.14	6
3	Bank of America Corp.	488	4.44	2
4	Bank OZK	384	3.50	10
5	**Equity Bancshares Inc.**	**382**	**3.48**	**5**
6	Eureka Bancshares Inc.	351	3.19	5
7	Grand Bancorp Inc.	344	3.13	7
8	Harrell Bancshares Inc.	334	3.04	3
9	First Western Bancshares Inc.	300	2.73	5
10	First Security Bancorp	289	2.63	7
	Top 10 Banks	$8,691	79.09	78
	All Institutions in Market	$10,989	100.0	126

Source: S&P Market Intelligence. Equity Bancshares, Inc. pro forma operating market reported above includes all bank locations and counties in which Equity operates

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Non-GAAP Reconciliations

TCE to TA and Tangible Book Value per Share

ROATCE and Efficiency Ratio

ROAA and PTPP ROAA

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